Exhibit 99.1

Blucora Announces Third Quarter 2020 Results
DALLAS, TX — November 9, 2020 — Blucora, Inc. (NASDAQ: BCOR), a provider of data and technology-driven tax software and wealth management solutions that empower people to improve their financial wellness, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights and Recent Developments
•Closed acquisition of HK Financial Services, adding a historically fast-growing, highly profitable registered investment advisor (“RIA”) to the Company’s wealth management business
•Advisory assets increased 23% year-over-year, including addition of HKFS
•Total client assets ended the quarter at $76.2 billion, with $32.4 billion, or 42.6% in advisory assets
•Announced appointment of Karthik Rao, Nielsen COO, to our Board of Directors

“I’m pleased to report that Blucora’s third quarter results showed incremental improvement and came in better than expected on a number of metrics,” commented Chris Walters, Blucora’s President and Chief Executive Officer. “In wealth management, we hit record levels of advisory assets. Our acquisition of HK Financial Services allows us to serve CPA firms and tax advisors in compelling new ways. In tax preparation, we completed the extended tax season while simultaneously working to ensure that we will enter the fast-approaching new season optimized across product and marketing.”
“Over the first nine months of my tenure, we have identified several key challenges and opportunities and acted quickly to address a number of immediate needs. We have brought on the right people and aligned our organizational structure to a common set of goals. We’ve developed plans to ensure that we have the right technology systems and service models across the Company and laid the groundwork to test synergies across our two business units. We have done all of this while facing the COVID-19-related headwinds, and I believe we are making the right moves to set Blucora up for sustainable long-term success.”

Summary Financial Performance: Q3 2020
($ in millions except per share amounts)

	Q3 2020	Q3 2019	Change
Revenue:
Wealth Management	$135.9	$145.4	(7)%
Tax Preparation	$39.4	$3.6	999%
Total Revenue	$175.4	$149.0	18%
Segment Operating Income:
Wealth Management	$17.5	$20.6	(15)%
Tax Preparation	$16.2	$(12.1)	(234)%
Total Segment Operating Income	$33.7	$8.6	294%
Unallocated Corporate-Level General and Administrative Expenses	$(6.7)	$(6.5)	4%
GAAP:
Operating Income (Loss)	$1.0	$(72.1)	(101)%
Net Loss Attributable to Blucora, Inc.	$(26.2)	$(62.4)	(58)%
Diluted Net Loss Per Share Attributable to Blucora, Inc.	$(0.55)	$(1.28)	(58)%
Non-GAAP: (1)
Adjusted EBITDA	$27.0	$2.1	1197%
Net Income (Loss)	$15.1	$(9.6)	(257)%
Diluted Net Income (Loss) per Share (EPS)	$0.31	$(0.20)	(255)%
_________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2020 Outlook

($ in millions except per share amounts)	Prior Outlook	Current Outlook	Difference at Midpoint
Wealth Management Revenue (1)	$530.0 - $541.0	$535.5 - $540.5	$2.5
TaxAct Revenue	$203.0 - $206.0	$207.0 - $208.0	$3.0
Total Revenue	$733.0 - $747.0	$742.5 - $748.5	$5.5
Wealth Management Segment Operating Income (1)	$65.5 - $69.5	$68.5 - $70.5	$2.0
TaxAct Segment Operating Income	$46.5 - $48.0	$47.5 - $48.5	$0.8
Unallocated Corporate-Level General and Administrative Expenses	$26.0 - $24.5	$27.5 - $26.5	$1.8
GAAP:
Net Loss (1)	($343.5) – ($334.0)	($339.0) – ($333.0)	$2.8
Net Loss per share (1)	($7.09) – ($6.92)	($7.05) – ($6.94)	$0.01
Non-GAAP:
Adjusted EBITDA (1)(2)	$86.0 - $93.0	$88.5 - $92.5	$1.0
Non-GAAP Net Income (1)(2)	$40.5 - $48.0	$46.0 - $51.0	$4.3
Non-GAAP Net Income per share (1)(2)	$0.83 - $0.98	$0.95 - $1.05	$0.10
_________________________
(1)Includes HKFS results from July 1, 2020 to December 31, 2020.
(2)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Preliminary 2021 Tax Preparation Outlook
Due to the extended tax season in 2020, we believe it is more helpful to provide a full-year 2021, rather than first half, outlook for tax preparation.
As we continue to improve our product features, implement our new marketing approach and prepare to launch our new hybrid-assisted offering, we feel confident approaching the new tax year. At the same time, given our planned transition from price-driven growth to unit-driven growth, supplemented by ARPU benefits of incremental offerings, and the longer guidance period, we want to be appropriately cautious in our outlook. Given these and other factors, we are targeting low single digit revenue growth in tax preparation for full-year 2021 and reaffirming our prior segment operating income outlook, which calls for a minimum of $20 million improvement vs. 2020.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results, its outlook for full year 2020 and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been furnished with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its tax-focused Avantax Wealth Management and HK Financial Services brands, with a collective $76 billion in total client assets as of September 30, 2020 and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and 20,000 professional users in 2020. With integrated tax focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Contact:
Blucora Investor Relations
IR@Blucora.com
(972) 870-6463

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the coronavirus pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue:
Wealth management services revenue	$135,932	$145,428	$396,805	$362,791
Tax preparation services revenue	39,421	3,588	202,990	205,733
Total revenue	175,353	149,016	599,795	568,524
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	96,122	102,030	282,332	250,881
Tax preparation services cost of revenue	2,692	1,633	9,759	8,983
Total cost of revenue	98,814	103,663	292,091	259,864
Engineering and technology	6,007	8,635	21,899	22,323
Sales and marketing	31,018	19,976	150,785	104,804
General and administrative	18,605	19,642	63,533	55,721
Acquisition and integration	10,276	6,759	18,782	17,739
Depreciation	1,874	1,470	5,345	3,846
Amortization of other acquired intangible assets	7,746	10,082	22,167	27,295
Impairment of goodwill and an intangible asset	—	50,900	270,625	50,900
Total operating expenses	174,340	221,127	845,227	542,492
Operating income (loss)	1,013	(72,111)	(245,432)	26,032
Other loss, net (1)	(11,963)	(2,606)	(23,386)	(11,682)
Income (loss) before income taxes	(10,950)	(74,717)	(268,818)	14,350
Income tax benefit (expense)	(15,256)	12,331	(23,237)	16,470
Net income (loss) attributable to Blucora, Inc.	$(26,206)	$(62,386)	$(292,055)	$30,820
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$(0.55)	$(1.28)	$(6.09)	$0.64
Diluted	$(0.55)	$(1.28)	$(6.09)	$0.62
Weighted average shares outstanding:
Basic	48,039	48,652	47,936	48,456
Diluted	48,039	48,652	47,936	49,596
_________________________
(1)Other loss, net consisted of the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Interest expense	$7,254	$5,469	$17,410	$14,015
Amortization of debt issuance costs	362	301	1,006	848
Accretion of debt discounts	276	66	414	189
Total interest expense	7,892	5,836	18,830	15,052
Interest income	(2)	(52)	(27)	(341)
Gain on the sale of a business	(349)	(3,256)	(349)	(3,256)
Non-capitalized debt issuance costs	3,687	—	3,687	—
Other	735	78	1,245	227
Other loss, net	$11,963	$2,606	$23,386	$11,682

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$151,166	$80,820
Cash segregated under federal or other regulations	203	5,630
Accounts receivable, net of allowance	12,191	16,266
Commissions receivable	22,656	21,176
Other receivables	5,811	2,902
Prepaid expenses and other current assets, net	9,428	12,349
Total current assets	201,455	139,143
Long-term assets:
Property and equipment, net	53,940	18,706
Right-of-use assets, net	24,028	10,151
Goodwill, net	449,221	662,375
Other intangible assets, net	331,014	290,211
Deferred tax asset, net	—	9,997
Other long-term assets	4,093	6,989
Total long-term assets	862,296	998,429
Total assets	$1,063,751	$1,137,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,464	$10,969
Commissions and advisory fees payable	16,893	19,905
Accrued expenses and other current liabilities	42,815	36,144
Deferred revenue—current	4,281	12,014
Lease liabilities—current	1,552	3,272
Current portion of long-term debt, net	1,782	11,228
Total current liabilities	73,787	93,532
Long-term liabilities:
Long-term debt, net	552,417	381,485
Deferred tax liability, net	12,802	—
Deferred revenue—long-term	6,478	7,172
Lease liabilities—long-term	36,973	5,916
Other long-term liabilities	22,150	5,952
Total long-term liabilities	630,820	400,525
Total liabilities	704,607	494,057

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,350 shares issued and 48,044 shares outstanding at September 30, 2020; 49,059 shares issued and 47,753 shares outstanding at December 31, 2019	5	5
Additional paid-in capital	1,594,384	1,586,972
Accumulated deficit	(1,206,846)	(914,791)
Accumulated other comprehensive loss	—	(272)
Treasury stock, at cost—1,306 shares at September 30, 2020 and December 31, 2019	(28,399)	(28,399)
Total stockholders’ equity	359,144	643,515
Total liabilities and stockholders’ equity	$1,063,751	$1,137,572

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Nine months ended September 30,
	2020	2019
Operating activities:
Net income (loss)	$(292,055)	$30,820
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	7,220	11,164
Depreciation and amortization of acquired intangible assets	29,619	32,078
Impairment of goodwill and an intangible asset	270,625	50,900
Reduction of right-of-use lease assets	8,335	3,117
Deferred income taxes	23,199	(23,343)
Amortization of debt issuance costs	1,006	848
Accretion of debt discounts	414	189
Gain on sale of a business	(349)	(3,256)
Change in fair value of acquisition-related contingent consideration	(1,000)	—
Accretion of lease liability	1,413	460
Other	984	48
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	12,267	352
Commissions receivable	(1,480)	(19)
Other receivables	(2,909)	(18)
Prepaid expenses and other current assets	2,555	13,828
Other long-term assets	2,763	497
Accounts payable	(7,018)	(2,346)
Commissions and advisory fees payable	(3,012)	(602)
Lease liabilities	(3,568)	(3,371)
Deferred revenue	(8,582)	(21,694)
Accrued expenses and other current and long-term liabilities	(5,113)	6,595
Net cash provided by operating activities	35,314	96,247
Investing activities:
Business acquisition, net of cash acquired	(102,425)	(166,561)
Purchases of property and equipment	(28,711)	(6,887)
Proceeds from sale of a business, net of cash	349	7,467
Net cash used by investing activities	(130,787)	(165,981)
Financing activities:
Proceeds from credit facilities	226,278	121,489
Payments on credit facilities	(66,078)	—
Stock repurchases	—	(11,968)
Payment of redeemable noncontrolling interests	—	(24,945)
Proceeds from stock option exercises	25	3,811
Proceeds from issuance of stock through employee stock purchase plan	1,201	1,144
Tax payments from shares withheld for equity awards	(1,034)	(5,508)
Contingent consideration payments for business acquisition	—	(943)
Net cash provided by financing activities	160,392	83,080
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	38
Net increase in cash, cash equivalents, and restricted cash	64,919	13,384
Cash, cash equivalents, and restricted cash, beginning of period	86,450	85,366
Cash, cash equivalents, and restricted cash, end of period	$151,369	$98,750

Blucora, Inc.
Segment Information
(Unaudited) (Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue:
Wealth Management (1)	$135,932	$145,428	$396,805	$362,791
Tax Preparation (1)	39,421	3,588	202,990	205,733
Total revenue	175,353	149,016	599,795	568,524
Operating income (loss):
Wealth Management	17,498	20,631	51,827	49,150
Tax Preparation	16,234	(12,075)	60,646	108,565
Corporate-level activity (2)	(32,719)	(80,667)	(357,905)	(131,683)
Total operating income (loss)	1,013	(72,111)	(245,432)	26,032
Other loss, net	(11,963)	(2,606)	(23,386)	(11,682)
Income tax benefit (expense)	(15,256)	12,331	(23,237)	16,470
Net income (loss) attributable to Blucora, Inc.	$(26,206)	$(62,386)	$(292,055)	$30,820
_________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Wealth Management:
Advisory	$82,612	$75,579	$227,672	$176,746
Commission	44,921	52,623	135,337	137,851
Asset-based	4,351	13,618	18,911	36,530
Transaction and fee	4,048	3,608	14,885	11,664
Total Wealth Management revenue	$135,932	$145,428	$396,805	$362,791
Tax Preparation:
Consumer	$38,482	$4,280	$186,724	$190,908
Professional	939	(692)	16,266	14,825
Total Tax Preparation revenue	$39,421	$3,588	$202,990	$205,733

(2) Corporate-level activity included the following (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
General and administrative expenses	$6,745	$6,476	$19,571	$19,802
Stock-based compensation	4,517	4,639	7,220	11,164
Acquisition and integration costs	10,276	6,759	18,782	17,739
Executive transition costs	405	—	10,225	—
Headquarters relocation costs	410	—	1,863	—
Depreciation	2,620	1,811	7,452	4,783
Amortization of acquired intangible assets	7,746	10,082	22,167	27,295
Impairment of goodwill and an intangible asset	—	50,900	270,625	50,900
Total corporate-level activity	$32,719	$80,667	$357,905	$131,683

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$(26,206)	$(62,386)	$(292,055)	$30,820
Stock-based compensation	4,517	4,639	7,220	11,164
Depreciation and amortization of acquired intangible assets	10,366	11,893	29,619	32,078
Other loss, net	11,963	2,606	23,386	11,682
Acquisition and integration costs	10,276	6,759	18,782	17,739
Impairment of goodwill and an intangible asset	—	50,900	270,625	50,900
Executive transition costs	405	—	10,225	—
Headquarters relocation costs	410	—	1,863	—
Income tax (benefit) expense	15,256	(12,331)	23,237	(16,470)
Adjusted EBITDA	$26,987	$2,080	$92,902	$137,913

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$(26,206)	$(62,386)	$(292,055)	$30,820
Stock-based compensation	4,517	4,639	7,220	11,164
Amortization of acquired intangible assets	7,746	10,082	22,167	27,295
Gain on the sale of a business	(349)	(3,256)	(349)	(3,256)
Acquisition and integration costs	10,276	6,759	18,782	17,739
Impairment of goodwill and an intangible asset	—	50,900	270,625	50,900
Executive transition costs	405	—	10,225	—
Headquarters relocation costs	410	—	1,863	—
Non-capitalized debt issuance costs	3,687	—	3,687	—
Cash tax impact of adjustments to GAAP net income	(418)	(710)	(1,413)	(1,892)
Non-cash income tax (benefit) expense	14,987	(15,593)	22,327	(23,759)
Non-GAAP net income (loss)	$15,055	$(9,565)	$63,079	$109,011
Per diluted share:
Net income (loss) attributable to Blucora, Inc. (2) (3)	$(0.54)	$(1.28)	$(6.06)	$0.62
Stock-based compensation	0.09	0.10	0.15	0.23
Amortization of acquired intangible assets	0.16	0.19	0.46	0.55
Gain on the sale of a business	(0.01)	(0.07)	(0.01)	(0.07)
Acquisition and integration costs	0.21	0.14	0.39	0.36
Impairment of goodwill and an intangible asset	—	1.05	5.62	1.03
Executive transition costs	0.01	—	0.21	—
Headquarters relocation costs	0.01	—	0.04	—
Non-capitalized debt issuance costs	0.08	—	0.08	—
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)	(0.03)	(0.04)
Non-cash income tax (benefit) expense	0.31	(0.32)	0.46	(0.48)
Non-GAAP net income (loss) per share	$0.31	$(0.20)	$1.31	$2.20
Weighted average shares outstanding used in computing per diluted share amounts	48,203	48,652	48,184	49,596

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2020
	Low	High
Net loss attributable to Blucora, Inc.	$(339,000)	$(333,000)
Stock-based compensation	11,900	11,800
Depreciation and amortization of acquired intangible assets	40,800	40,500
Other loss, net	31,700	31,200
Acquisition, integration, executive transition, and heaquarters relocation costs	40,900	40,600
Impairment of goodwill	270,600	270,600
Income tax expense	31,600	30,800
Adjusted EBITDA	$88,500	$92,500

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the year ending
	December 31, 2020
	Low	High
Net loss attributable to Blucora, Inc.	$(339,000)	$(333,000)
Stock-based compensation	11,900	11,800
Amortization of acquired intangible assets	30,000	29,900
Acquisition, integration, executive transition, and headquarters relocation costs	40,900	40,600
Debt issuance expenses	3,700	3,700
Impairment of goodwill	270,600	270,600
Gain on sale of a business	(300)	(300)
Cash tax impact of adjustments to net loss	(1,900)	(1,800)
Non-cash income tax expense	30,100	29,500
Non-GAAP net income	$46,000	$51,000
Per diluted share:
Net loss attributable to Blucora, Inc. (4)	$(6.98)	$(6.87)
Stock-based compensation	0.24	0.24
Amortization of acquired intangible assets	0.62	0.62
Acquisition, integration, executive transition, and headquarters relocation costs	0.84	0.84
Debt issuance expenses	0.08	0.08
Impairment of goodwill	5.57	5.58
Gain on sale of a business	—	—
Cash tax impact of adjustments to net loss	(0.04)	(0.04)
Non-cash income tax expense	0.62	0.60
Non-GAAP net income per share	$0.95	$1.05
Weighted average shares outstanding used in computing per diluted share amounts	48,600	48,500

Adjusted EBITDA Reconciliation for Prior Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2020
	Low	High
Net loss attributable to Blucora, Inc.	$(343,500)	$(334,000)
Stock-based compensation	12,100	11,900
Depreciation and amortization of acquired intangible assets	47,800	45,500
Other loss, net	31,800	31,300
Acquisition, integration, executive transition, and headquarters relocation costs	43,300	43,000
Impairment of goodwill	270,600	270,600
Income tax expense	23,900	24,700
Adjusted EBITDA	$86,000	$93,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation for Prior Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the year ending
	December 31, 2020
	Low	High
Net loss attributable to Blucora, Inc.	$(343,500)	$(334,000)
Stock-based compensation	12,100	11,900
Amortization of acquired intangible assets	34,700	32,900
Acquisition, integration, executive transition, and headquarters relocation costs	43,300	43,000
Debt issuance expenses	4,300	4,300
Impairment of goodwill	270,600	270,600
Cash tax impact of adjustments to net loss	(1,900)	(1,800)
Non-cash income tax expense	20,900	21,100
Non-GAAP net income	$40,500	$48,000
Per diluted share:
Net loss attributable to Blucora, Inc. (5)	$(7.00)	$(6.83)
Stock-based compensation	0.25	0.24
Amortization of acquired intangible assets	0.70	0.68
Acquisition, integration, executive transition, and headquarters relocation costs	0.88	0.88
Debt issuance expenses	0.09	0.09
Impairment of goodwill	5.52	5.53
Cash tax impact of adjustments to net loss	(0.04)	(0.04)
Non-cash income tax expense	0.43	0.43
Non-GAAP net income per share	$0.83	$0.98
Weighted average shares outstanding used in computing per diluted share amounts	49,050	48,900

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure
(1)We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill and an intangible asset, executive transition costs, headquarters relocation costs, and income tax (benefit) expense. Acquisition and integration costs primarily relate to the acquisition of 1st Global and the acquisition of HKFS. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill that was recognized in the first quarter of 2020. Impairment of an intangible asset relates to the impairment of the HD Vest trade name intangible asset following the rebranding of the Wealth Management business in the third quarter of 2019. Executive transition costs relate to the departure of certain executives in the first quarter of 2020. Headquarters relocation costs relate to the ongoing process to move from our Dallas and Irving offices to our new headquarters.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, gain on the sale of a business, acquisition and integration costs, impairment of goodwill and an intangible asset, executive transition costs, headquarters relocation costs, non-capitalized debt issuance expense, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. Gain on the sale of a business relates to the disposition of SimpleTax in the third quarter of 2019 and the subsequent working capital adjustment in the third quarter of 2020. Non-capitalized debt issuance expense relates to the expense recognized as a result of the increase to our term loan in the third quarter of 2020.
We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)As presented in the condensed consolidated statements of comprehensive income(loss), net loss per share attributable to Blucora, Inc. was $0.55 and $6.09 for the three and nine months ended September 30, 2020, respectively, and was calculated based on weighted average shares outstanding of 48,039,000 and 47,936,000, respectively, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. For non-GAAP reconciliation purposes, net loss per share attributable to Blucora, Inc. of $0.54 and $6.06 for the three and nine months ended September 30, 2020, respectively, included the effects of potentially dilutive shares due to non-GAAP net income during the period.
(4)As presented in the “Full Year 2020 Outlook” section of this press release, the range of net loss per share attributable to Blucora, Inc. for the year ending December 31, 2020 (Current Outlook) was $6.94 to $7.05, and these amounts were calculated based on weighted average shares outstanding of 48,000,000 and 48,100,000, respectively, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. For non-GAAP reconciliation purposes, net loss per share attributable to Blucora, Inc. included the effect of potentially dilutive shares due to non-GAAP net income projected to be earned during these periods.
(5)As presented in the “Full Year 2020 Outlook” section of this press release, the range of net loss per share attributable to Blucora, Inc. for the year ending December 31, 2020 (Prior Outlook) was $6.92 to $7.09, and these amounts were calculated based on weighted average shares outstanding of 48,300,000 and 48,450,000, respectively, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. For non-GAAP reconciliation purposes, net loss per share attributable to Blucora, Inc. included the effect of potentially dilutive shares due to non-GAAP net income projected to be earned during these periods.